Exhibit (g)(26)

July 14, 2022

Sean Wall

BNP Paribas, acting through its New York Branch

787 Seventh Avenue

New York, NY 10019

Dear Mr. Wall:

Please be advised of the following:

●	The Trustees of JIF approved the name change of Janus Henderson U.S. Managed Volatility Fund to Janus Henderson Adaptive Risk Managed U.S. Equity Fund effective on June 10, 2022.

●	The above changes are reflected in a revised Appendix 1 to the existing Custody Contract between the Trust and BNP Paribas, acting through its New York branch, which is attached to this letter.

Please indicate your acceptance of the foregoing by executing this letter agreement.

Janus Investment Fund

By:	/s/ Jesper Nergaard
Jesper Nergaard
Vice President, Chief Financial Officer, Treasurer, and Principal Accounting Officer of the Trust

BNP Paribas, acting through its New York

By:	/s/ Dennis Bon

By:	/s/ Cyril Guerrier

Janus Henderson Investors 151 Detroit St, Denver, CO 80206 T +1(800) 525 3713 F +1(877) 319 3852 W janushenderson.com

APPENDIX 1 LIST OF PORTFOLIOS

Janus Investment Fund

Janus Henderson Absolute Return Income Opportunities Fund

Janus Henderson Adaptive Risk Managed U.S. Equity Fund

Janus Henderson Adaptive Global Allocation Fund

Janus Henderson Asia Equity Fund

Janus Henderson Balanced Fund

Janus Henderson Contrarian Fund

Janus Henderson Developed World Bond Fund

Janus Henderson Dividend & Income Builder Fund

Janus Henderson Emerging Markets Fund

Janus Henderson Enterprise Fund

Janus Henderson European Focus Fund

Janus Henderson Flexible Bond Fund

Janus Henderson Forty Fund

Janus Henderson Global Allocation Fund – Conservative

Janus Henderson Global Allocation Fund – Growth

Janus Henderson Global Allocation Fund – Moderate

Janus Henderson Global Bond Fund

Janus Henderson Global Equity Income Fund

Janus Henderson Global Life Sciences Fund

Janus Henderson Global Real Estate Fund

Janus Henderson Global Research Fund

Janus Henderson Global Select Fund

Janus Henderson Global Sustainable Equity Fund

Janus Henderson Global Technology and Innovation Fund

Janus Henderson Government Money Market Fund

Janus Henderson Growth and Income Fund

Janus Henderson High-Yield Fund

Janus Henderson International Opportunities Fund

Janus Henderson Mid Cap Value Fund

Janus Henderson Money Market Fund

Janus Henderson Multi-Sector Income Fund

Janus Henderson Overseas Fund

Janus Henderson Research Fund

Janus Henderson Short Duration Flexible Bond Fund

Janus Henderson Small-Mid Cap Value Fund

Janus Henderson Small Cap Value Fund

Janus Henderson Triton Fund

Janus Henderson Venture Fund

Janus Henderson Investors 151 Detroit St, Denver, CO 80206 T +1(800) 525 3713 F +1(877) 319 3852 W janushenderson.com